Exhibit 99.1

Pier 1 Imports, Inc. Declares Quarterly Cash Dividend and Announces Annual Meeting of Shareholders

FORT WORTH, Texas--(BUSINESS WIRE)--April 3, 2014--Pier 1 Imports, Inc. (NYSE:PIR) today announced that its Board of Directors declared a $0.06 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.06 quarterly cash dividend will be paid on May 7, 2014 to shareholders of record on April 23, 2014.

The Company also announced today that April 23, 2014, is the record date for its Annual Meeting of Shareholders to be held June 20, 2014.

As previously announced on February 28, 2014, the Company will release fourth quarter and fiscal 2014 year-end results for the period ending March 1, 2014 on April 10, 2014 and will host a conference call at 10:00 a.m. Central Time that morning to discuss the results. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 4100558.

A replay will be available after 12:00 p.m. Central Time for a 24-hour period and the replay can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 4100558.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400